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                                                                EXHIBIT NO. 21.1

                          SUBSIDIARIES OF THE COMPANY


Name of Subsidiary                            State of Incorporation
------------------                            ----------------------

The First National Bank of Zanesville         National banking association
422 Main Street                               under the laws of the
Zanesville, OH  43701                         United States

BFOH Capital Trust I                          Statutory business trust
422 Main Street                               under the laws of the
Zanesville, OH  43701                         State of Delaware

Bankers Title Services, Inc.                  A corporation under
66 South Third Street                         the laws of the
Columbus, OH  43215                           State of Ohio

The First National Bank of Zanesville operates under the name of First National Bank in Muskingum County, Ohio and under the divisional name of Bank First National outside of Muskingum County.